Exhibit 99.1
5711 S 86TH CIRCLE • PO BOX 27347 • Omaha NE 68127-0347
Executive Office: (402) 596-8900 • Fax (402) 596-8902
Internet: www.infoGROUP.com
FOR IMMEDIATE RELEASE
November 2, 2009
CONTACT:
Lisa Olson — Senior Vice President, Corporate Relations
Phone: (402) 593-4541
E-Mail: lisa.olson@infogroup.com
Thomas Oberdorf — Chief Financial Officer
Phone: (402) 593-4690
infoGROUP Reports Third Quarter Results
•	infoGROUP reports revenue of $125.0 million

•	Revenue growth of $3.4 million from second quarter 2009

•	Net income of $4.8 million

•	GAAP earnings per share of $0.08 and non-GAAP adjusted earnings per share of $0.18

•	Continued reduction of debt by $6.3 million to $187.1 million
(OMAHA, NE) — infoGROUP (NASDAQ: IUSA), the leading provider of data driven and interactive resources for targeted sales, marketing and research solutions today reported preliminary unaudited financial results for the third quarter of 2009 ended on September 30, 2009.
“We are pleased to report sequential revenue growth in the third quarter compared to our second quarter,” said Bill Fairfield, infoGROUP’s Chief Executive Officer. “We have worked hard to generate profitable revenue growth during these tough economic times, reduce our debt quarter over quarter and reinvest in the business by building new products and services for the future. All these initiatives continue to help move the Company in the right direction.”
THIRD QUARTER RESULTS
GAAP Results
During the third quarter of 2009, infoGROUP delivered revenue of $125.0 million, compared to $145.0 million for the same period in 2008, representing a decline of $20.0 million or 14%. Excluding the effect of foreign exchange, the decline was $18.1 million or 12%. The revenue of $125.0 million exceeded the second quarter of 2009 by $3.4 million or an increase of 3%.
infoGROUP’s operating income for the third quarter of 2009 was $9.4 million, which included $9.3 million of restructuring, non-recurring and non-cash charges, compared to an operating loss of $12.4 million in the third quarter of 2008, which included $27.6 million of similar charges.
infoGROUP’s net income for the third quarter of 2009 was $4.8 million, or earnings per share of $0.08, compared to a net loss of $8.6 million, or a loss per share of $0.15 in 2008.
Non-GAAP Results
infoGROUP’s adjusted earnings per share for the third quarter of 2009, excluding the restructuring, non-recurring and non-cash charges, was $0.18, compared to $0.15 for the third quarter of 2008, an increase of $0.03.
In the third quarter of 2009, EBITDA was $16.9 million compared to a loss of $3.3 million in 2008. Adjusted EBITDA, which excludes certain restructuring, non-recurring and non-cash charges, was $26.2 million in 2009, compared to $24.3 million in 2008. As a result of the cost cutting initiatives that were started last year and continued through the third quarter, we were able to offset the revenue decline experienced in the quarter.
In total, the Company recorded $9.3 million in costs during the quarter for restructuring, non-recurring and non-cash charges. This included $2.0 million in legal and professional fees related to the SEC investigation, $4.0 million in restructuring costs for severance associated with headcount reductions and facility closures, $2.9 million for impairments and write-down of assets and $0.4 million in non-cash stock compensation expense. All of the charges, excluding a non-recurring gain of $0.2 million recorded in other income, were recorded in selling, general and administrative expenses within operating expenses.
“Year to date cost savings initiatives during 2009 are now estimated to have an annualized impact of approximately $35 million,” said Tom Oberdorf, infoGROUP’s Chief Financial Officer. “We will have new initiatives in the fourth quarter, which will further compound our savings.”
NON-GAAP INFORMATION
In addition to disclosing results determined in accordance with generally accepted accounting principles, or GAAP, infoGROUP also discloses the following non-GAAP measures: (1) earnings before interest expense, income taxes and depreciation and amortization, or EBITDA, (2) adjusted EBITDA excluding the effects of the non-recurring charges related to the Derivative Litigation, the Stipulation of Settlement, and the SEC investigation, restructuring costs, impairments and write-down of assets, litigation settlement charges, and non-cash stock compensation expense and (3) adjusted earnings (loss) per share excluding the effects of the non-recurring charges related to the Derivative Litigation, the Stipulation of Settlement and the SEC investigation, restructuring costs, impairments and write-down of assets, litigation settlement charges, and non-cash stock compensation expense.
Management believes EBITDA provides useful supplemental information to management and investors because management uses this information internally for evaluating the aggregate performance of the Company’s operating businesses. In addition, EBITDA is commonly used as an analytical indicator within infoGROUP’s industry and is a component of the Company’s financial covenant calculations under its credit facilities, subject to certain adjustments. Additionally, management excludes the effects of the non-recurring charges related to the Derivative Litigation, the Stipulation of Settlement and the SEC

investigation and the restructuring costs, impairments and write-down of assets, litigation settlement charges, and non-cash stock compensation expense because such items resulted from events that are non-recurring and are not part of on-going operations. Management believes that adjusted earnings per share and adjusted EBITDA provide useful supplemental information to management and investors because they better reflect the Company’s on-going performance and business operations during the periods presented and are more useful to investors for comparative purposes.
All companies do not calculate non-GAAP measures in the same manner and the non-GAAP financial measures presented in this press release may not be comparable to similar measures used by other companies. Non-GAAP measures should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of the Company’s business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of the Company’s results as reported under GAAP as measures of the Company’s profitability or liquidity.
See the tables in this press release for a reconciliation of net income to non-GAAP EBITDA and non-GAAP adjusted EBITDA, and earnings (loss) per share to non-GAAP adjusted earnings per share.
CONFERENCE CALL
The Company will host its third quarter conference call on November 3, 2009 at 8:30 a.m. Eastern time. To access the conference call, please dial 877-397-0286 (international 719-325-4870), passcode 9803743, approximately 10 minutes prior to the start of the call. Those interested can also listen to an audio webcast of the call live on the Investor Relations section of the Company’s web site at www.infogroup.com. A replay of the call will be available after the call at the same link.
About infoGROUP
infoGROUP (NASDAQ: IUSA) is the leading provider of data and interactive resources that enables targeted sales, effective marketing and insightful research solutions. Our information powers innovative tools and insight for businesses to efficiently reach current and future customers through multiple channels, including the world’s most dominant and powerful Internet search engines and GPS navigation systems. infoGROUP headquarters are located at 5711 S. 86th Circle, Omaha, NE 68127. For more information, call (402) 593-4500 or visit www.infogroup.com.
Forward-Looking Statements
Statements in this announcement other than historical data and information constitute forward looking statements that involve risks and uncertainties that could cause actual results to differ materially from those stated or implied by such forward-looking statements. You can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “would,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continues” or the negative of these terms or other comparable terminology. The potential risks and uncertainties include, but are not limited to, recent changes in senior management, risks associated with litigation, the successful integration of recent and future acquisitions, fluctuations in operating results, failure to successfully carry out our Internet strategy or to grow our Internet revenue, effects of leverage, changes in technology and increased competition. More information about potential factors that could affect the company’s business and financial results is included in the Company’s filings with the Securities and Exchange Commission.

infoGROUP INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	September 30,		September 30,
	2009	2008	2009	2008
	(UNAUDITED)		(UNAUDITED)

Net sales	$124,985	$144,996	$374,092	$446,777
Costs and expenses:
Cost of goods and services	45,556	51,623	138,453	154,912
Selling, general and administrative	63,065	97,328	200,174	259,294
Depreciation and amortization of operating assets	4,653	5,249	14,412	15,765
Amortization of intangible assets	2,285	3,201	8,058	9,712

Total operating costs and expenses	115,559	157,401	361,097	439,683

Operating income (loss)	9,426	(12,405)	12,995	7,094
Investment income	189	316	188	1,671
Other income (expense)	337	300	(987)	461
Interest expense	(2,111)	(4,251)	(7,517)	(13,347)

Other expense, net	(1,585)	(3,635)	(8,316)	(11,215)

Income (loss) before income taxes	7,841	(16,040)	4,679	(4,121)
Income tax expense (benefit)	2,995	(5,898)	1,825	(1,423)

Net income (loss) from continuing operations	4,846	(10,142)	2,854	(2,698)
Income (loss) from discontinued operations, net of tax	(46)	1,571	(7,188)	5,065

Net income (loss)	$4,800	$(8,571)	$(4,334)	$2,367

BASIC EARNINGS (LOSS) PER SHARE:
Income (loss) from continuing operations	$0.08	$(0.18)	$0.05	$(0.05)
Income (loss) from discontinued operations	$(0.00)	$0.03	$(0.13)	$0.09

Net income (loss)	$0.08	$(0.15)	$(0.08)	$0.04

Basic weighted average shares outstanding	57,808	57,054	57,294	56,698

DILUTED EARNINGS (LOSS) PER SHARE:
Income (loss) from continuing operations	$0.08	$(0.18)	$0.05	$(0.05)
Income (loss) from discontinued operations	$(0.00)	$0.03	$(0.12)	$0.09

Net income (loss)	$0.08	$(0.15)	$(0.07)	$0.04

Diluted weighted average shares outstanding	58,369	57,054	57,870	56,700

The following provides a reconciliation of GAAP net income (loss) to non-GAAP EBITDA and non-GAAP adjusted EBITDA:

	THREE MONTHS ENDED		NINE MONTHS ENDED
(in thousands)	September 30,		September 30,
	2009	2008	2009	2008
	(UNAUDITED)		(UNAUDITED)

GAAP net income (loss)	$4,800	$(8,571)	$(4,334)	$2,367
(Income) loss from discontinued operations, net of tax	46	(1,571)	7,188	(5,065)
Interest expense	2,111	4,251	7,517	13,347
Income tax expense (benefit)	2,995	(5,898)	1,825	(1,423)
Depreciation and amortization of operating assets	4,653	5,249	14,412	15,765
Amortization of intangible assets	2,285	3,201	8,058	9,712

Non-GAAP EBITDA	$16,890	$(3,339)	$34,666	$34,703

Adjustments:
SEC investigation / shareholder litigation expenses	$2,005	$14,272	$7,706	$23,936
Restructuring costs	4,042	12,554	13,226	15,500
Impairments and write-down of assets	2,896	666	8,641	666
Litigation settlement charges	16	11	388	63
Non-cash stock compensation expense	375	108	1,197	373

Non-GAAP adjusted EBITDA	$26,224	$24,272	$65,824	$75,241

The following provides a reconciliation of GAAP basic earnings (loss) per share to non-GAAP adjusted basic earnings per share:

	THREE MONTHS ENDED		NINE MONTHS ENDED
(in thousands, except per share amounts)	September 30,		September 30,
	2009	2008	2009	2008
	(UNAUDITED)		(UNAUDITED)

GAAP basic earnings (loss) per share from continuing operations	$0.08	$(0.18)	$0.05	$(0.05)
Effect of adjustments (see below)	$0.10	$0.30	$0.33	$0.44

Non-GAAP adjusted basic earnings per share from continuing operations	$0.18	$0.12	$0.38	$0.39

GAAP basic earnings (loss) per share	$0.08	$(0.15)	$(0.08)	$0.04
Effect of adjustments (see below)	$0.10	$0.30	$0.33	$0.44

Non-GAAP adjusted basic earnings per share	$0.18	$0.15	$0.25	$0.48

Adjustments (detail in above table)	$9,334	$27,611	$31,158	$40,538
Income tax effect of adjustments	3,640	10,492	12,151	15,404

Impact of adjustments on net income	$5,694	$17,119	$19,007	$25,134

Basic weighted average shares outstanding	57,808	57,054	57,294	56,698

Effect of adjustments on basic earnings (loss) per share from continuing operations and basic earnings (loss) per share	$0.10	$0.30	$0.33	$0.44

The following provides a reconciliation of GAAP selling, general and administrative expenses to non-GAAP selling, general and administrative expenses, excluding restructuring, non-recurring and non-cash charges:

	THREE MONTHS ENDED
	September 30,
(in thousands)	2009	2008
	(UNAUDITED)

GAAP selling, general and administrative expenses	$63,065	$97,328
Less restructuring, non-recurring and non-cash charges	9,523	27,611

non-GAAP selling, general and administrative expenses, excluding restructuring, non-recurring and non-cash charges	$53,542	$69,717

The following provides a reconciliation of GAAP operating income (loss) to non-GAAP operating income, excluding restructuring, non-recurring and non-cash charges:

	THREE MONTHS ENDED
	September 30,
(in thousands)	2009	2008
	(UNAUDITED)

GAAP operating income (loss)	$9,426	$(12,405)
Plus restructuring, non-recurring and non-cash charges	9,523	27,611

non-GAAP operating income, excluding restructuring, non-recurring and non-cash charges	$18,949	$15,206

infoGROUP INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands)

	September 30,	December 31,
	2009	2008
	(UNAUDITED)
ASSETS
Current assets:
Cash and cash equivalents	$7,274	$4,691
Marketable securities	1,505	992
Trade accounts receivable	40,474	56,030
List brokerage trade accounts receivable	76,691	86,841
Unbilled services	13,143	11,120
Deferred income taxes	4,901	6,889
Income taxes receivable	—	3,782
Prepaid expenses	9,685	9,382
Deferred marketing costs	959	1,004
Assets held for sale	1,594	3,960
Current assets of discontinued operations	—	36,845

Total current assets	156,226	221,536

Property and equipment, net	50,985	59,235
Goodwill	353,794	377,708
Intangible assets, net	61,077	69,950
Other assets	2,711	2,505
Escrow, noncurrent	10,020	—
Noncurrent assets of discontinued operations	—	84,844

	$634,813	$815,778

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$2,815	$2,899
Accounts payable	11,927	29,569
List brokerage trade accounts payable	63,076	79,827
Accrued payroll expenses	34,266	32,128
Accrued expenses	16,283	16,068
Income taxes payable	5,873	—
Deferred revenue	48,941	60,479
Current liabilities of discontinued operations	—	16,659

Total current liabilities	183,181	237,629

Long-term debt, net of current portion	184,299	297,745
Deferred income taxes	4,810	10,552
Other liabilities	11,287	5,417
Noncurrent liabilities of discontinued operations	—	16,406
Stockholders’ equity:
Common stock	144	142
Paid-in capital	150,292	147,029
Retained earnings	109,748	114,082
Note receivable — shareholder	(6,800)	(9,000)
Accumulated other comprehensive loss	(2,148)	(4,224)

Total stockholders’ equity	251,236	248,029

	$634,813	$815,778